FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of July 17, 1998, by and between TITAN MOTORCYCLE CO. OF AMERICA, a Nevada Corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender dated as of April 10, 1998 ("Loan Agreement")

     WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

     1. Paragraph 8.3 is hereby deleted in its entirety with the following substituted therefor:

          " 8.3 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

               (a) on a weekly basis, or, at any time borrowing availability hereunder is less than $500,000 or if an Event of Default has occurred and is continuing, on a daily basis, a schedule of Accounts, including without limitation, daily sales, credit and adjustment journals and cash receipts;

               (b) on or before the third business day of each week for each immediately preceding week and of each month for each immediately preceding month (or more frequently as Lender may request), a borrowing base certificate, and, on or before the third business day of each week for each immediately preceding week until a perpetual inventory system satisfactory to Lender is in
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place, results of a weekly physical inventory count of finished goods; provided, however, that so long as any weekly report provided by Borrower to Lender hereunder covers periods coinciding with Borrower's month end and contains corresponding monthly information, no separate monthly report need be delivered by Borrower pursuant to this subparagraph (b);

               (c) on or before the 15th day after and as of the end of each month, (or more frequently as Lender may request but not more frequently than weekly), (i) perpetual inventory reports, when a perpetual inventory system satisfactory to Lender is in place (ii) inventory reports by category and (iii) agings of accounts payable and accounts receivable; provided, however, that so long as any weekly report provided by Borrower to Lender hereunder covers periods coinciding with Borrower's month end and contains corresponding monthly information, no separate monthly report need be delivered by Borrower pursuant to this subparagraph (c);

               (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; provided, however, that with respect to shipments involving aggregate amounts greater than $75,000 to any one dealer, copies of invoices and shipping documents shall be accumulated and sent weekly to Lender on or before the third business day of the immediately succeeding week;

               (e) upon Lender's request, Borrower shall, at Lender's expense, no more than once in any twelve (12) month period, but at Borrower's expense and at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Collateral in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely;

               (f) such other reports as to the Collateral as Lender shall reasonably request from time to time."

     2. Paragraph 8.14 is hereby deleted in its entirety with the following substituted therefor:

          " 8.14 PERPETUAL INVENTORY SYSTEM. Implement, by no later than July 31, 1998, a fully functional perpetual inventory system satisfactory to Lender."

     3. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification.

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All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment and except as set forth in this Amendment, there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

TITAN  MOTORCYCLE  CO. OF                    WELLS FARGO BANK,
AMERICA                                      NATIONAL ASSOCIATION

By: /s/ Robert P. Lobban                     By: /s/ Gerald W. Widasky
    --------------------------                   -------------------------------
Title: Chief Financial Officer               Title: Vice President
       -----------------------                      ----------------------------

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